Exhibit 16(c)(xvii)

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Project Savanna PROCESS UPDATE APRIL 8, 2024 HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Confidential Treatment Requested on 4 pages, confidential information filed separately with the SEC

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY 2 Executive Summary ƒ Each party has been informed of the April 29th bid date ƒ Management has been facilitating diligence calls and providing responses to information requests Situation Update Next Steps ƒ Claritas ௅ Management addressing open information requests and scheduling diligence calls within functional diligence areas (finance, accounting, tax, HR, insurance, etc.) ௅ Management has been facilitating business overview calls with Claritas’ potential equity sources (Altaris, ) ƒ ௅ Management scheduling diligence calls to discuss the current deals and key Coaching / Marketplace clients ௅ Otherwise currently no open information requests ƒ ௅ Management addressing open information requests and scheduling diligence calls within segment and functional diligence areas (finance, accounting, tax, HR, insurance, etc.) ƒ Management is working with FTI to produce by next week a ‘QoE-lite’ data package ௅ Providing monthly 2023 financials by segment / consolidated, reported and adjusted ௅ Detailed working capital and capex schedule by segment *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: Claritas Capital 3 ƒ Equity partner calls (Altaris, ) ௅ Altaris follow-up 60-minute call to cover Life Sciences and cost savings / margin profile (to be scheduled) ௅ initial 60-minute call to discuss Enterprise channel with Brent (scheduled for 4/9) ௅ Claritas has flagged that equity partners will likely require follow-up calls as diligence progresses ƒ Financial + Tax diligence calls (Grant Thorton) ௅ Financial diligence 3-hour call with Savanna management (to be scheduled) ௅ Tax diligence 2-hour call with Savanna management and external tax advisor (to be scheduled) ௅ Claritas has flagged that there may be additional Financial DD follow-up calls ƒ Technology diligence calls (Liberty IT) ௅ Technology diligence 2-hour call with Product & Technology team (scheduled for 4/10) ௅ Claritas has flagged that Liberty will require 4 hours of additional time to complete all diligence topics Diligence Calls Diligence Requests ƒ Claritas: Financial and commercial diligence questions ƒ Grant Thornton: Financial and tax diligence ƒ Liberty: Technology diligence ƒ Hub International: HR diligence (focus on benefits and 401(k) plans) ƒ Ropes & Gray: Legal diligence *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE NFORMATIONAL PURPOSES ONLY Open Diligence Requirements: 4 ƒ Cost Structure + Pipeline call with Savanna management (to be scheduled) ௅ Discuss operational action plans, leases, employee census, overall SG&A, and pipeline ƒ Provider overview call to do a further deep dive into the channel (to be scheduled) ƒ Life Sciences call to do a further deep dive into the channel (to be scheduled) ƒ Financial diligence call to discuss financial accounting policies and financial performance / trends (to be scheduled) ƒ Tax diligence call to discuss the Company’s tax matters (to be scheduled) Diligence Calls Diligence Requests ƒ Priority diligence requests ௅ 2023 FY and 2024 YTD actual financials ƒ Deloitte: Financial, tax, and operational diligence ƒ Arthur Gallagher: Human capital and property & casualty insurance diligence ƒ K&E: Legal diligence (questions / tracker to be provided early the week of 4/8) *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: 5 ƒ Business Diligence calls with Savanna management (first scheduled for 4/9) ௅ Discussion of current deals ( , , ) ௅ Nature of the performance segment metrics (number, type) ௅ How will the metrics be measured? By whom? How often? ௅ How often could payment level be adjusted? ௅ How were targets established? ௅ What actuarial analysis has been done so far? ௅ What was the nature of the negotiation with the State’s about the performance segments and targets? ௅ Did your historical (or other MCO) works include performance metrics? Were they similar or different? How so? ௅ ‘More detailed’ discussion of key Coaching / Marketplace clients ( ) ௅ Relative revenue size of the various types of programs being offered to each client by coaching/marketplace segment (i.e. lifestyle coaching, disease management, fitness, screenings, condition-specific programs such as diabetes, anxiety, eat right now, tobacco, financial well-being, etc.). ௅ Program performance trends (in terms of # of engaged members vs. # of eligible members), additional clarity on how engagement is defined (telephonic vs. digital) and tied to pricing conventions for each customer ௅ Pricing conventions - engagement vs. eligibility pricing models; additional specificity on how each model is structured ௅ Performance Guarantee/ROI measures being provided; average fees at risk, historical fees paid out annually Diligence Calls ƒ None currently open Diligence Requests *Confidential treatment requested